Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the registration statements (Nos. 333-271176 and 333-282583) on Form S-1, (Nos. 333-193213, 333-234229, 333-271175, 333-282585, 333-282586 and 333-289381) on Form S-8 and (No. 333-290460) on Form S-3 of our reports dated March 16, 2026, with respect to the consolidated financial statements of Lifecore Biomedical, Inc. and the effectiveness of internal control over financial reporting.
/s/ KPMG LLP
Philadelphia, Pennsylvania
March 16, 2026